Exhibit 99.1

Contact:

Investors & Media

Emily Faucette

Genomic Health

650-569-2824

investors@genomichealth.com

media@genomichealth.com

Genomic Health Reports 19% Revenue Growth and Record Profit in Second Quarter 2019, Raises Full-Year Guidance

Delivered $114.1M in Revenue and Growth of 19.4% in the Second Quarter

Reported $16.0M in Profit and EPS of $0.42 Per Share on a Diluted Basis

Raises Full-Year 2019 Revenue and Net Income Guidance

Earnings Call and Webcast Previously Scheduled for Thursday, August 1 Will Now Occur Today Monday, July 29 at 8 a.m. Eastern Time as a Joint Transaction Call with Exact Sciences

REDWOOD CITY, Calif., August 1, 2019 — Genomic Health, Inc. (NASDAQ: GHDX) today reported financial results and business progress for the quarter ended June 30, 2019.  The company’s earnings call and webcast previously scheduled for Thursday, August 1 will now occur Monday, July 29 at 8 a.m. eastern time as a joint transaction call with Exact Sciences Corp.

“In the second quarter of 2019 we delivered 19% topline revenue growth and twice the profit compared to last year.  These record results were driven by strength across our entire business with first-half revenue growth of 13% in U.S. invasive breast cancer, 44% in U.S. early-stage prostate cancer and 28% outside of the United States,” said Kim Popovits, chairman of the board, chief executive officer and president of Genomic Health. “With this record first-half performance, a public reimbursement recommendation in Germany and increasing private coverage for our urology tests, we are raising both our full-year 2019 revenue and net income guidance.”

Second Quarter Financial Results

Total revenue for the second quarter of 2019 was $114.1 million compared with $95.6 million for the second quarter of 2018, an increase of 19.4%, and an increase of 20.1% on a non-GAAP constant currency basis. U.S. product revenue was $96.0 million for the second quarter of 2019 compared with $81.4 million for the second quarter of 2019, an increase of 17.9%.

Revenue delivered across key product areas was as follows:

•                  U.S. invasive breast revenue from Oncotype DX Breast Recurrence Score® tests was $82.2 million for the second quarter of 2019 compared with $72.5 million for the second quarter of 2019, an increase of 13.4%.

•                  U.S. prostate test revenue from Oncotype DX® Genomic Prostate Score® (GPS™) tests was $9.6 million for the second quarter of 2019 compared with $6.7 million for the second quarter of 2018, an increase of 42.3%.

•                  International product revenue for the second quarter of 2019 was $18.1 million compared with $14.2 million for the second quarter of 2018, an increase of 27.7%, and an increase of 32.7% on a non-GAAP constant currency basis.

Net income was $16.0 million, or $0.43 and $0.42 per share on a basic and diluted basis, respectively, for the second quarter of 2019, an improvement of $7.7 million, compared with net income of $8.3 million, or $0.23 per share on a basic and diluted basis, for the second quarter of 2018. Operating income was $15.5 million for the second quarter of 2019, an improvement of $8.4 million, compared with operating income of $7.1 million for the second quarter of 2018.

More than 38,470 Oncotype™ test results were delivered in the second quarter of 2019, an increase of 14.5%, compared with more than 33,590 test results delivered in the same period in 2018. Tests delivered across key product areas was as follows:

•                  Breast Recurrence Score tests delivered in the U.S. grew 13.3% in the second quarter of 2019 compared with the same period in 2018.

•                  GPS tests delivered in the U.S. grew 12.3% in the second quarter of 2019 compared with the same period in 2018.

•                  Oncotype DX international tests delivered grew 21.2% in the second quarter of 2019 compared with the same period in 2018 and represented approximately 23.9% of total test volume in the second quarter of 2019.

Six Months Ended June 30, 2019 Financial Results

Total revenue for the six months ended June 30, 2019, was $222.9 million compared with $188.2 million for the same period in 2018, an increase of 18.4%, and an increase of 19.1% on a non-GAAP constant currency basis. U.S. product revenue was $187.0 million for the six months ended June 30, 2019, compared with $160.3 million for the same period in 2018, an increase of 16.7%.

Revenue delivered across key product areas was as follows:

•                  U.S. invasive breast revenue from Breast Recurrence Score tests was $162.0 million for the six months ended June 30, 2019, compared with $143.4 million for the same period in 2018, an increase of 13.0%.

•                  U.S. prostate test revenue from GPS tests was $18.1 million for the six months ended June 30, 2019, compared with $12.5 million for the same period in 2018, an increase of 44.3%.

•                  International product revenue for the six months ended June 30, 2019 was $35.9 million compared with $27.9 million for the same period in 2018, an increase of 28.4%, and an increase of 33.2% on a non-GAAP constant currency basis.

Net income was $29.0 million, an improvement of $24.5 million, compared with net income of $4.5 million, for the same period in 2018. Operating income was $27.0 million for the six months ended June 30, 2019, an improvement of $24.3 million, compared with operating income of $2.7 million for the same period in 2018.

Cash, cash equivalents and short-term marketable securities at June 30, 2019 were $244 million, an increase of $34 million compared with $210 million at December 31, 2018.

Updated 2019 Financial Guidance

Below is a table summarizing the 2019 full-year guidance increases to both revenue and net income:

	Updated Guidance		Former Guidance
	Low	High	Low	High
Revenue (1)	$448	$452	$436	$448
Revenue Growth	14%	15%	11%	14%

Net Income (1)	$56	$60	$48	$54
Diluted EPS (2)	$1.44	$1.54	$1.23	$1.38

(1)         In millions.

(2)         Based on 39 million estimated shares outstanding for diluted EPS.

Recent Business Highlights

Clinical/Guidelines

•                  Results from a new analysis of TAILORx confirmed the original, definitive conclusions reported in 2018 with additional detail on clinical risk, focusing on patients with early-stage breast cancer age 50 years or younger. These findings, published in The New England Journal of Medicine and presented at the 2019 ASCO Annual Meeting, showed that stratifying patients by clinical risk alone does not predict chemotherapy benefit.

•                  Updated American Society of Clinical Oncology (ASCO) guidelines established TAILORx-defined cutoffs for determining chemotherapy benefit with the Oncotype DX Breast Recurrence Score test in node-negative breast cancer, increasing the proportion of women who can be spared unnecessary treatment based on the landmark TAILORx and NSABP B-20 randomized clinical trials.

•                  Recently updated ESMO guidelines for early-stage breast cancer elevated the Breast Recurrence Score test to the highest 1A level of evidence based on the prospective TAILORx and PlanB studies.

Global Reimbursement

•                  On June 20, the German Federal Joint Committee (G-BA) issued an exclusive nationwide reimbursement decision for the Oncotype DX Breast Recurrence Score test. This decision follows the conclusion of the German Institute for Quality and Efficiency in Health Care (IQWiG) that only the Oncotype DX test has sufficient evidence to guide breast cancer adjuvant chemotherapy decisions based on results from the landmark TAILORx study.

•                  On July 1, a three-year registry program started in Belgium to provide patients with funded access to the Oncotype DX Breast Recurrence Score test in breast cancer reference centers throughout the country.

•                  Additional private insurers established new coverage for the Oncotype DX Genomic Prostate Score test, bringing the total number of U.S. covered lives to more than 116 million, including Medicare.

•                  Multiple private insurers established reimbursement for the Oncotype DX AR-V7 Nucleus Detect test, bringing the total number of U.S. covered lives to more than 75 million, including Medicare.

•                  Additional private insurers established reimbursement for the Oncotype DX Breast Recurrence Score test in patients with 1-3 positive nodes, bringing the total number of U.S. covered lives in this breast cancer population to more than 144 million, including Medicare.

Non-GAAP Disclosure

The company provides adjusted EBITDA and constant currency, which are non-GAAP financial measure, to supplement the financial information provided on a GAAP basis. Non-GAAP adjusted EBITDA excludes items that are included in GAAP income (loss) from operations, and excludes stock-based compensation expense and depreciation and amortization and their related tax effects. Constant currency is calculated by comparing the company’s quarterly average foreign exchange rates for the three and six months ended June 30, 2019 and 2018. The constant currency disclosures take current local currency revenue and translate it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. Constant currency does not include any other effect of changes in foreign currency rates on the company’s results or business. The company believes that these non-GAAP measures reflect operating results that are more indicative of the company’s ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the company’s past financial performance and prospects for the future. In addition, the company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. Non-GAAP information is not intended to be considered in isolation or as a substitute for comparable information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measure to their most directly comparable GAAP financial measures as detailed in the tables accompanying this press release.

Conference Call Details

To access the live conference call today, July 29, 2019, at 8:00 a.m. Eastern Time via phone, please dial (877) 201-0168 from the United States and Canada, or +1 (647) 788-4901 internationally. The conference call ID is 8288326. Please dial in approximately 10 minutes prior to the start of the call. To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at http://investor.genomichealth.com. Please connect to the website at least 15 minutes prior to the presentation to allow for any software download that may be necessary.

About Genomic Health

Genomic Health, Inc. (NASDAQ: GHDX) is the world’s leading provider of genomic-based diagnostic tests that help optimize cancer care, including addressing the overtreatment of the disease, one of the greatest issues in healthcare today. With its Oncotype IQ® Genomic Intelligence Platform, the company is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic data into actionable results for treatment planning throughout the cancer patient journey, from diagnosis to treatment selection and monitoring. The Oncotype IQ portfolio of genomic tests and services currently consists of the company’s flagship line of Oncotype DX® gene expression tests that have been used to guide treatment decisions for over 1 million cancer patients worldwide. Genomic Health is expanding its test portfolio to include additional liquid- and tissue-based tests, including the Oncotype DX® AR-V7 Nucleus Detect™ test. The company is based in Redwood City, California, with international headquarters in Geneva, Switzerland. For more information, please visit www.GenomicHealth.com and follow the company on Twitter: @GenomicHealth, Facebook, YouTube and LinkedIn.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s beliefs regarding its future performance, including updated 2019 financial guidance; the company’s beliefs regarding its revenue growth for the remainder of 2019 and the drivers of growth; the company’s belief regarding its ability to generate half a billion dollars in revenue in 2020; and the company’s expectations regarding additional public and private reimbursement coverage for its tests worldwide and the ability of additional coverage to result in additional revenue. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the risk that the company may not achieve expected revenue growth for the remainder of 2019 or 2020; the risks and uncertainties associated with the regulation of the company’s tests; the results of clinical studies and their impact on reimbursement and adoption; the applicability of clinical study results to actual outcomes; the company’s ability to develop and commercialize new tests and expand into new markets domestically and internationally; the commercial success of any collaborations entered into by the company; the risk that the company may not obtain or maintain sufficient levels of reimbursement, domestically or abroad, for its existing tests and any future tests it may develop; the risks of competition; unanticipated costs or delays in research and development efforts; the company’s ability to obtain capital when needed and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s most recent Annual Report filed on Form 10-K and its most recent subsequently filed Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Breast Recurrence Score, DCIS Score, Genomic Prostate Score, GPS, Oncotype DX AR-V7 Nucleus Detect, and Oncotype IQ are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
REVENUES:
Product revenues - United States	$96,029	$81,440	$187,035	$160,307
Product revenues - Outside of the United States	18,111	14,179	35,862	27,937
Total product revenues	114,140	95,619	222,897	188,244
Contract revenues	—	—	12	—
Total revenues	114,140	95,619	222,909	188,244

OPERATING EXPENSES (1)(2):
Cost of product revenues	17,674	14,383	34,681	33,116
Research and development	15,318	15,312	30,371	32,119
Selling and marketing	44,639	40,337	89,988	82,092
General and administrative	21,011	18,487	40,831	38,205
Total operating expenses	98,642	88,519	195,871	185,532

Income (loss) from operations	15,498	7,100	27,038	2,712

Interest income	1,334	400	2,485	817
Unrealized gain (loss) on investments, net	(301)	1,283	148	1,410
Other income (expense), net	(204)	(248)	(78)	61
Income (loss) before income taxes	16,327	8,535	29,593	5,000
Income tax expense	340	218	607	458
Net income (loss)	$15,987	$8,317	$28,986	$4,542
Basic net income (loss) per share	$0.43	$0.23	$0.79	$0.13
Diluted net income (loss) per share	$0.42	$0.23	$0.75	$0.12
Shares used in computing basic net income (loss) per share	37,126	35,544	36,924	35,372
Shares used in computing diluted net income (loss) per share.	38,507	36,716	38,642	36,360

(1)         Included in operating expenses for the three months ended June 30, 2019 were non-cash charges of $9.6 million, including $6.5 million of stock-based compensation expense and $3.1 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2018 of $8.3 million, including $5.2 million of stock-based compensation expense and $3.1 million of depreciation and amortization expenses.

(2)         Included in operating expenses for the six months ended June 30, 2019 were non-cash charges of $19.3 million, including $12.8 million of stock-based compensation expense and $6.5 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2018 of $16.5 million, including $10.3 million of stock-based compensation expense and $6.2 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of	As of
	June 30,	December 31,
	2019	2018
	(Unaudited)	(1)

Cash and cash equivalents	$90,925	$61,645
Short-term marketable securities (2)	152,625	148,149
Accounts receivable, net	54,307	51,531
Prepaid expenses and other current assets	14,369	13,511
Total current assets	312,226	274,836

Property and equipment, net	43,098	39,532
Operating lease right-of-use assets	51,926	—
Long-term marketable securities	—	4,066
Other assets	18,913	15,938
Total assets	$426,163	$334,372

Accounts payable	$6,683	$8,849
Accrued expenses and other current liabilities	43,239	50,927
Current portion of operating lease liabilities	4,442	—
Operating lease liabilities	52,423	—
Other liabilities	2,155	4,436
Stockholders’ equity	317,221	270,160
Total liabilities and stockholders’ equity	$426,163	$334,372

(1)         The condensed consolidated balance sheet at December 31, 2018, has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)         Included in short-term marketable securities as of June 30, 2019 and December 31, 2018 is $3.2 million and $3.1 million, respectively, of corporate equity securities, representing the company’s investment in Biocartis N.V.

GENOMIC HEALTH, INC.

Non-GAAP Constant Currency Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Constant currency reconciliations:
International Revenue:
International revenue (1)	$18,111	$14,179	$35,862	$27,937
Currency exchange adjustments	707	—	1,354	—
Non-GAAP International revenue	$18,818	$14,179	$37,216	$27,937
Period over period constant currency increase	4,639		9,279
Period over period constant currency increase percentage	32.7%		33.2%

Total Revenue:
Total revenue (1)	$114,140	$95,619	$222,909	$188,244
Currency exchange adjustments	707	—	1,354	—
Non-GAAP total revenue	$114,847	$95,619	$224,263	$188,244
Period over period constant currency increase	19,228		36,019
Period over period constant currency increase percentage	20.1%		19.1%

(1)         For the three and six months ended June 30, 2019 compared to the same period ended June 30, 2018, the increase in international revenue was 27.7% and 28.4%, respectively.

GENOMIC HEALTH, INC.

Adjusted EBITDA Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Adjusted EBITDA reconciliation:
GAAP income (loss) from operations	$15,498	$7,100	$27,038	$2,712
Add:
Stock-based compensation expense	6,506	5,155	12,787	10,341
Depreciation and amortization	3,102	3,069	6,514	6,224
Adjusted EBITDA	$25,106	$15,324	$46,339	$19,277

GHDX-F

# # #